UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2015

U.S. Neurosurgical Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26575	52-1842411
(State of other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2400 Research Blvd, Suite 325 Rockville, Maryland	20850
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:
(301) 208-8998

U.S. NeuroSurgical, Inc.
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Introductory Note

This Current Report on Form 8-K is being filed for the purpose of establishing U.S. NeuroSurgical Holdings, Inc., a Delaware corporation (“Holdings”), as a “successor issuer” pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to timely disclose certain other events required to be disclosed on Form 8-K with respect to U.S. NeuroSurgical, Inc., a Delaware corporation (the “Company”), and Holdings.

In connection with the succession, the common stock of Holdings is deemed to be registered under Section 12(g) of the Exchange Act by operation of law.  As a result, Holdings is subject to the informational and disclosure requirements imposed by the Exchange Act and the rules and regulations promulgated thereunder and will hereafter file reports and other information with the Securities and Exchange Commission (the “Commission”).

Item 1.01.	Entry into a Material Definitive Agreement.

On September 3, 2015, pursuant to the Agreement and Plan of Reorganization (the “Merger Agreement”), dated as of September 3, 2015, by and among the Company, Holdings and U.S. NeuroSurgical Merger Sub, Inc., a Delaware corporation (“Merger Sub”), the Company adopted a new holding company organizational structure whereby the Company is now a wholly owned subsidiary of Holdings. This structure will not result in any immediate changes to the assets or operations of the Company, but management believes that it will create a more flexible framework for possible future transactions and organizational and operational adjustments.

The holding company organizational structure was effected by a merger (the “Merger”) conducted pursuant to Section 251(g) of the Delaware General Corporation Law (the “DGCL”), which provides for the formation of a holding company structure without a vote of the stockholders of the constituent corporations.  Because the holding company organizational structure has occurred at the parent company level, the remainder of the Company’s subsidiaries, operations and customers will not be affected by this transaction.

Under the terms of the Merger Agreement, Merger Sub merged with and into the Company, with the Company surviving the merger and becoming a direct, wholly owned subsidiary of Holdings.  The Company formed Holdings as a wholly owned subsidiary solely for the purpose of implementing the Merger, which in turn formed Merger Sub as its wholly owned subsidiary.  Immediately prior to the Merger, Holdings had no assets, liabilities or operations.

Pursuant to the Merger Agreement, all of the outstanding capital stock of the Company was converted, on a share for share basis, into capital stock of Holdings.  As a result, each former stockholder of the Company became the owner of an identical number of shares of capital stock of Holdings, evidencing the same proportional interests in Holdings and having the same designations, rights, powers and preferences, qualifications, limitations and restrictions, as those that the stockholder held in the Company.

Holdings’ common stock will continue to trade on the over-the-counter market and be quoted on the OTC Pink marketplace under the same symbol, “USNU,” without interruption.  The conversion of shares of capital stock under the Merger Agreement occurred without an exchange of physical certificates.  Accordingly, physical certificates formerly representing shares of outstanding capital stock of the Company are deemed to represent the same number of shares of capital stock of Holdings.

Pursuant to Section 251(g) of the DGCL, the provisions of the certificate of incorporation and bylaws of Holdings are substantially identical to those of the Company prior to the date on which the Merger Agreement took effect.  The authorized capital stock of Holdings, the designations, rights, powers and preferences of such capital stock, and the qualifications, limitations and restrictions thereof are also substantially identical to those of the capital stock of the Company immediately prior to the date of the Merger.  Further, the directors and executive officers of Holdings are the same individuals who were directors and executive officers, respectively, of the Company immediately prior to the date of the Merger.

The description of the Merger Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Prior to the date hereof, the Holdings adopted a certificate of incorporation (the “Certificate”) and bylaws (the “Bylaws”) that are identical to the certificate of incorporation and bylaws of the Company immediately prior to the Merger, except for certain amendments that are permissible under Section 251(g)(4) of the DGCL.  Holdings has the same authorized capital stock and the designations, rights, powers and preferences of such capital stock, and the qualifications, limitations and restrictions thereof are the same as that of the Company’s capital stock immediately prior to the Merger.

The Certificate and the Bylaws of Holdings are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Reorganization, dated as of September 3, 2015, by and among U.S. NeuroSurgical, Inc., U.S. NeuroSurgical Holdings, Inc. and U.S. NeuroSurgical Merger Sub, Inc.

3.1	Certificate of Incorporation of U.S. NeuroSurgical Holdings, Inc.

3.2	Bylaws of U.S. NeuroSurgical Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2015

U.S. NeuroSurgical Holdings, Inc.

By:	/s/ Alan Gold
Name:	Alan Gold
Title:	President

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Reorganization, dated as of September 3, 2015, by and among U.S. NeuroSurgical, Inc., U.S. NeuroSurgical Holdings, Inc. and U.S. NeuroSurgical,Merger Sub.

3.1	Certificate of Incorporation of U.S. NeuroSurgical Holdings, Inc.

3.2	Bylaws of U.S. NeuroSurgical Holdings, Inc.